UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2004

TRIPATH TECHNOLOGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On August 2, 2004, Tripath Technology Inc. entered into stock purchase agreements with certain institutional investors under which it has agreed to sell an aggregate of 2,500,000 shares of its common stock at a price of $2.00 per share. The offering is being made from a shelf registration statement previously filed by Tripath that became effective in June 2004. It is expected that the financing will result in approximately $4.9 million in net proceeds to Tripath. The sale is expected to close on or around Friday, August 6, 2004.

On August 3, 2004, Tripath Technology Inc. issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of August 3, 2004, entitled “Tripath Secures $5 Million in Financing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH TECHNOLOGY INC.

Date: August 3, 2004	/s/ DAVID P. EICHLER
David P. Eichler
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 3, 2004, entitled “Tripath Secures $5 Million in Financing”